P23000066658

700446562577

(Requestor's Name)	
(Address)	
(Address)	
(City/State/Zip/Phone #)	

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

J. HORNE
MAR 2 5 2025

Office Use Only

FILED
2025 MAR 24 AM 9:08

RECEIVED
2025 MAR 24 PM 1:52

FLORIDA FILING & SEARCH SERVICES, INC.
P.O. BOX 10662 TALLAHASSEE, FL 32302
155 Office Plaza Dr Ste A Tallahassee FL 32301
PHONE: (800) 435-9371; FAX: (866) 860-8395

DATE: 03/24/2024

NAME: MARIJUANA INC

TYPE OF FILING: AMENDMENT

COST: 35.00

RETURN: PLAIN COPY PLEASE

ACCOUNT: **FCA000000015**

AUTHORIZATION: ABBIE/PAUL HODGE

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: MARIJUANA, INC.

DOCUMENT NUMBER: P23000066658

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

MICHAEL SHEIKH
Name of Contact Person

Firm/ Company

7901 4TH STREET N #23494
Address

ST. PETERSBURG, FLORIDA 33702
City/ State and Zip Code

MSHEIKH@EXOUSIAPRO.COM
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

ERIC NEWLAN at (940) 367-6154
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

MARIJUANA, INC.

FILED 2025 ... 24 AM 9:03

(Name of Corporation as currently filed with the Florida Dept. of State)

P23000066658

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _____

_____
(Florida street address)

New Registered Office Address: _____ *(City)*, Florida _____ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

_____
Signature of New Registered Agent, if changing

Check if applicable

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______	______
____ Add			______
____ Remove			______
2) ____ Change	______	______	______
____ Add			______
____ Remove			______
3) ____ Change	______	______	______
____ Add			______
____ Remove			______
4) ____ Change	______	______	______
____ Add			______
____ Remove			______
5) ____ Change	______	______	______
____ Add			______
____ Remove			______
6) ____ Change	______	______	______
____ Add			______
____ Remove			______

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

THE BOARD OF DIRECTORS HAS ADOPTED A CERTIFICATE OF DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK, AS SET FORTH IN THE ATTACHED ANNEX I.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: JANUARY 13, 2025, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

Dated JANUARY 13, 2025

Signature DocuSigned by: Michael Sheikh

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

MICHAEL SHEIKH

(Typed or printed name of person signing)

CHIEF EXECUTIVE OFFICER

(Title of person signing)

ANNEX I

MARIJUANA, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK

Pursuant to the Florida Statutes, the undersigned does hereby certify, on behalf of Marijuana, Inc., a Florida corporation (the "***Company***"), that the following resolution was duly adopted by the Board of Directors of the Company.

WHEREAS, the Articles of Incorporation of the Company, as amended (the "***Articles of Incorporation***"), authorize the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the "***Preferred Stock***") in one or more series, which Preferred Stock shall have such distinctive designation or title, voting powers or no voting powers, and such preferences, rights, qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof; and

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such new series.

NOW, THEREFORE, IT IS RESOLVED, that the Board of Directors does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (this "***Certificate of Designation***") establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

TERMS OF SERIES B CONVERTIBLE PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series B Convertible Preferred Stock (the "***Series B Convertible Preferred Stock***") and the number of shares so designated shall be Ten Thousand (10,000). Each share of the Series B Convertible Preferred Stock shall have a par value of $0.001.

Section 2. Fractional Shares. The Series B Convertible Preferred Stock may be issued in fractional shares.

Section 3. Voting Rights. Each share shall be entitled to one (1) vote in all matters requiring shareholder approval.

Section 4. Dividends. The Series B Convertible Preferred Stock shall be treated *pari passu* with the Company's common stock (the ***"Common Stock"***), except that the dividend on each share of Series B Convertible Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the the Common Stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

Section 5. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series B Convertible Preferred Stock shall be treated *pari passu* with the Common Stock, except that the payment on each share of Series B Convertible Preferred Stock shall be equal to the amount of the payment on each share of the Common Stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

Section 6. Conversion and Adjustments.

(a) Conversion Rate. Each share of the Series B Convertible Preferred Stock shall be convertible into Four Thousand Seven Hundred (4,700) shares of the Common Stock (the ***"Conversion Rate"***).

(b) No Partial Conversion. A holder of shares of Series B Convertible Preferred Stock shall be required to convert all of such holder's shares of Series B Convertible Preferred Stock, should any such holder exercise his, her or its rights of conversion.

(c) Adjustments.

(1) Adjustment to Conversion Price for Stock Dividends, Consolidations and Subdivisions. In case the Company, at any time after the first issuance of a share of the Series B Convertible Preferred Stock, shall declare or pay on the Common Stock any dividend in shares of Common Stock, or effect a subdivision of the outstanding shares of the Common Stock into a greater number of shares of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in shares of the Common Stock), or shall combine or consolidate the outstanding shares of the Common Stock into a lesser number of shares of the Common Stock (by reclassification or otherwise), then, and in each such

case, the Conversion Rate (as previously adjusted) in effect immediately prior to such declaration, payment, subdivision, combination or consolidation shall, concurrently with the effectiveness of such declaration, payment, subdivision, combination or consolidation, be proportionately adjusted.

(2) **Adjustments for Reclassifications and Certain Reorganizations.** In case the Company, at any time after the first issuance of a share of the Series B Convertible Preferred Stock, shall reclassify or otherwise change the outstanding shares of the Common Stock, whether by capital reorganization, reclassification or otherwise, or shall consolidate with or merge with or into any other corporation where the Company is not the surviving corporation but not otherwise, then, and in each such case, each outstanding share of the Series B Convertible Preferred Stock shall, immediately after the effectiveness of such reclassification, other change, consolidation or merger, be convertible into the type and amount of stock and other securities or property which the holder of that number of shares of the Common Stock into which such share of the Series B Convertible Preferred Stock would have been convertible before the effectiveness of such reclassification, other change, consolidation or merger would be entitled to receive in respect of such shares of the Common Stock as the result of such reclassification, other change, consolidation or merger.

(d) **Conversion Period.** The Series B Convertible Preferred Stock may be converted into shares of the Common Stock any time after the date that is six months immediately following the effective date of the Common Stock's uplisting to any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), the NYSE American or any successor to such markets.

Section 7. Protection Provisions. So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series B Convertible Preferred Stock, alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock so as to affect adversely the holders of Series B Convertible Preferred Stock.

Section 8. Waiver. Any of the rights, powers or preferences of the holders of the Series B Convertible Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series B Convertible Preferred Stock then outstanding.

Section 9. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series B Convertible Preferred Stock shall have no other rights, privileges or preferences with respect to the Series B Convertible Preferred Stock.

RESOLVED, FURTHER, that the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Florida Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 13th day of January, 2025.

MARIJUANA, INC.

DocuSigned by:

By: Michael Sheikh

Michael Sheikh
Chief Executive Officer